EXHIBIT 99
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mro software


                              FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                         MEDIA CONTACT:
Peter Rice                                                Vaughn Harring
(781) 280-6550                                            (781) 280-6855
peter.rice@mro.com                                        vaughn.harring@mro.com

MRO SOFTWARE REPORTS FIRST QUARTER RESULTS

MAXIMO LICENSE REVENUES INCREASE 21 PERCENT YEAR OVER YEAR

BEDFORD, MASS., JANUARY 20, 2005 - MRO Software, Inc. (Nasdaq: MROI), the leading provider of strategic asset management solutions, today announced results for the Company's first quarter of fiscal 2005 ended December 31, 2004.

Total revenues for the first quarter were $47.4 million compared with $44.9 million for the first quarter last year, an increase of 6 percent. On a GAAP basis, the Company reported net income for the first quarter of $3.2 million or $0.12 per diluted share, compared with net income of $1.8 million or $0.07 per diluted share for the same quarter of last year, an increase of 78 percent.

Pro forma net income (see Schedule A) for the first quarter was $3.6 million, or $0.14 per diluted share compared with pro forma net income of $2.4 million, or $0.10 per diluted share for the same quarter last year, an increase in EPS of 40 percent. Pro forma results are adjusted for the amortization of acquired technology and other intangibles and their related tax effects.

Revenues from software license sales for the first quarter were $14.8 million, compared with $12.2 million for the same quarter last year, an increase of 21 percent. Support and services revenues were $32.5 million for the first quarter, compared with $32.7 million for the same quarter last year, a decrease of 1 percent.

During the first quarter, the Company sold 243 software licenses. Customers across a range of industries and geographies purchased MRO Software products during the quarter including:

Archer Daniels Midland, Arizona Public Service Co., Atlantic Copper, BP International Ltd, BAA, Caritas Health Group, CB Richard Ellis, Clark County School District, DaimlerChrysler AG, Dongfeng Cummins Engine Co., Florida Airport Council, Fortum Power & Heat, GE Healthcare, Genesis Power Ltd., Independence Air, INI Steel, Johnson & Johnson Spa Italy, Konica Minolta Opto, Inc., LaFarge Cement UK, Mohegan Sun Casino, NAVSEA Headquarters, Scottish and Southern Energy, Taylor Woodrow Developments Ltd., Texas Municipal Power Agency, US Airforce, Edwards AFB and the US Dept. of State.

The balance sheet as of December 31, 2004 contained $114.7 million in cash and marketable securities and no long-term debt. For the first quarter of fiscal 2005, deferred revenue was $29.1 million, and days sales outstanding (DSO) was 68 days.

"The first quarter results showed continued adoption of our industry solutions and provided us with an excellent start to fiscal 2005," said Chip Drapeau, president and CEO, MRO Software. "We increased our penetration in the utilities, transportation and energy sectors, and added a significant customer for facilities management in the retail space. We remain on target for our release of Maximo Enterprise Suite later this quarter, with all development, marketing, service and support plans on schedule."

"The Company continued its solid financial performance this quarter, with increases in software sales, earnings and cash," said Peter Rice, executive vice president and CFO, MRO Software. "As a result of these continued strong results, the Company is well-positioned for the launch of Maximo Enterprise Suite."

The Company reaffirmed its existing guidance for fiscal 2005, and expects software revenues to grow in the range of 10 to 20 percent above fiscal 2004 results. It is anticipated that operating margins will continue to increase. As a result, the Company expects earnings to increase in the range of 15 to 25 percent over fiscal 2004 results on a pro forma basis. Consistent with prior performance, and due to the timing of the release of the Maximo Enterprise Suite, the Company still expects most of the anticipated revenue growth to occur in the second half of the fiscal year. Due to a strong first fiscal quarter, and given its historical quarterly fluctuations, the Company expects revenues for the second quarter of fiscal 2005 to be in the range of $44 to $46 million, GAAP earnings to be in the range of $0.06 to $0.08 per share, and pro forma earnings to be in the range of $0.08 to $0.10 per share.

Expected results on a pro forma basis are adjusted for the amortization of acquired technology and other intangibles and their related tax effects.

The Company will conduct a conference call to discuss the quarter's results on Thursday, January 20, at 4:30 p.m. EST.

To participate in this call within the U.S. and Canada, dial (800) 932-9896, international callers should dial (706) 634-5804. A digital recording of the call will be available beginning two hours after the call and will be available through January 27, 2005. To access the replay within the U.S. and Canada, dial
(800) 642-1687, international callers should dial (706) 645-9291, all participants should use conference ID: 3244777.

A webcast of the call is available at: www.mro.com/investor. A transcript of the call will be promptly archived on the Investor Relations portion of the Company's website, and may be found at: www.mro.com/investor.

ABOUT MRO SOFTWARE, INC.
MRO Software is the leading provider of strategic asset management solutions. The Company's integrated suite of applications optimizes performance, improves productivity and service levels and enables asset-related sourcing and procurement across the entire spectrum of strategic assets.

The Company's asset management solutions allow customers to manage the complete lifecycle of strategic assets including: planning, procurement, deployment, tracking, maintenance and retirement. Using MRO Software's solutions customers improve production reliability, labor efficiency, material optimization, software license compliance, lease management, warranty and service management and provisioning across the asset base.

MRO Software (Nasdaq: MROI) is a global company based in Bedford, Mass., with approximately 900 employees, 10,000 customers and more than 260,000 end-users. The Company markets its products through a direct sales organization in combination with a network of international distributors. MRO Software has sales offices throughout North America, Europe, Asia/Pacific and Latin America. Additional information on MRO Software can be found at http://www.mro.com.

FORWARD-LOOKING STATEMENTS.
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, among other things, continued sluggishness in IT spending and stagnation in the market for our products, difficulties or delays in the development or release of Maximo Enterprise Suite or our industry-specific offerings, slower than anticipated customer acceptance of our new products, and those factors discussed in the Section entitled "Factors Affecting Future Performance" in our Annual Report on Form 10-K for the year ended September 30, 2004.


                                      # # #

MAXIMO(R) and MAXIMO MainControl(R) are registered trademarks, and MRO SoftwareTM is a trademark, of MRO Software, Inc.

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                         Three Months Ended
                                                            December 31,
                                                      ------------------------
                                                        2004            2003
                                                      --------        --------
(in thousands, except per share data)
 Revenues:
     Software                                         $ 14,824        $ 12,210
     Support and services                               32,532          32,692
                                                      --------        --------
              Total revenues                            47,356          44,902
                                                      --------        --------

 Cost of revenues:
     Software                                              761           1,060
     Support and services                               15,615          14,773
     Amortization of acquired technology                   519             752
                                                      --------        --------
              Total cost of revenues                    16,895          16,585
                                                      --------        --------

 Gross profit                                           30,461          28,317

 Operating expenses:
     Sales and marketing                                15,231          13,710
     Product development                                 6,780           7,006
     General and administrative                          4,478           4,465
     Amortization of other intangibles                      92             205
                                                      --------        --------
              Total operating expenses                  26,581          25,386
                                                      --------        --------

 Income from operations                                  3,880           2,931

     Interest income                                       471             204
     Other income/(expense), net                           570            (440)
                                                      --------        --------

 Income before income taxes                              4,921           2,695

 Provision for income taxes                              1,758             943
                                                      --------        --------

 Net income                                           $  3,163        $  1,752
                                                      ========        ========

Net income per share, basic                           $   0.13        $   0.07
                                                      --------        --------
Net income per share, diluted                         $   0.12        $   0.07
                                                      --------        --------

 Shares used to calculate net income per share
      Basic                                             25,041          24,629
      Diluted                                           25,392          25,200

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             PRO FORMA, AS ADJUSTED
                                   Schedule A
                                   (unaudited)

                                                        Three Months Ended
                                                            December 31,
                                                     -------------------------
                                                       2004             2003
                                                     --------         --------
(in thousands, except per share data)

GAAP net income                                      $  3,163         $  1,752

      Pro forma adjustments

     Amortization of other intangibles                     92              205
     Amortization of acquired technology                  519              752
     Related tax effects                                 (214)            (278)
                                                     --------         --------
     Total pro forma adjustments                          397              679

Pro forma net income, as adjusted                    $  3,560         $  2,431
                                                     --------         --------

Pro forma diluted net income per share,
  as adjusted                                        $   0.14         $   0.10
                                                     --------         --------

Shares used to calculate pro forma net income
    per share, as adjusted                             25,392           25,200


Note:
In this press release, the Company announced its earnings per share (EPS) on a GAAP and pro forma basis. Pro forma net income for fiscal year 2005 and 2004 is adjusted to exclude the amortization of acquired technology and other intangibles and their related tax effects.

Management believes that such pro forma EPS is useful to investors, first because it is important for investors to receive information in a form that is consistent with the Company's past practice, and second because the Company's amortization of acquired technology and other intangibles is substantially fixed, and is relatively large in comparision with the absolute value of the Company's operating income. The Company believes that by focusing on the impact of expenses that are to a greater extent subject to control by the Company's management, pro forma EPS provides investors with a more direct perspective on the performance of the Company and its management.

                               MRO SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                                                     December 31   September 30,
                                                         2004          2004
                                                      ----------    ----------
(in thousands)                      ASSETS

Cash and cash equivalents                             $   64,200    $   56,982
Marketable securities                                     37,510        36,152
Accounts receivable, net                                  35,940        36,636
Other current assets                                       6,826         6,542
                                                      ----------    ----------
      TOTAL CURRENT ASSETS                               144,476       136,312
                                                      ----------    ----------

Marketable securities                                     12,984        15,273
Property and equipment, net                                7,520         7,227
Intangible assets, net                                    51,267        52,309
Other assets                                              11,634        11,600
                                                      ----------    ----------
      TOTAL ASSETS                                    $  227,881    $  222,721
                                                      ==========    ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                   $   28,181    $   28,778
Deferred revenue                                          28,407        29,373
                                                      ----------    ----------
      TOTAL CURRENT  LIABILITIES                          56,588        58,151
                                                      ----------    ----------

Other long term liabilities                                3,316         3,435
                                                      ----------    ----------
      TOTAL LIABILITIES                                   59,904        61,586
                                                      ----------    ----------


      STOCKHOLDERS' EQUITY                               167,977       161,135
                                                      ----------    ----------

           TOTAL LIABILITIES &
             STOCKHOLDERS' EQUITY                     $  227,881    $  222,721
                                                      ==========    ==========